UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

ZENDESK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Zendesk, Inc.

1019 Market Street

San Francisco, CA 94103

Supplement to Proxy Statement for

Annual Meeting of Stockholders

to be held on May 19, 2020

This supplement, dated May 12, 2020, supplements the definitive proxy statement (the “Proxy Statement”) of Zendesk, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 6, 2020, relating to the Company’s Annual Meeting of Stockholders to be held on May 19, 2020. The purpose of this supplement is solely to revise the disclosure under the heading “Section 16(a) Beneficial Ownership Reporting Compliance” on page 61 of the Proxy Statement to report Section 16(a) reports that were not timely filed.

Accordingly, such disclosure is amended and restated in its entirety to read as follows:

“Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for 2019, all required reports were filed on a timely basis under Section 16(a), except that each of Mikkel Svane, Elena Gomez, John T. Keiser, Adrian McDermott, Norman Gennaro, John Geschke, Jeffrey Titterton, and InaMarie Johnson had one report relating to the monthly vesting on June 15, 2019 of previously reported restricted stock unit awards (RSUs) and corresponding tax withholding transactions that was inadvertently filed one day late on June 19, 2019.

Mr. Svane’s late report related to the monthly vesting of four RSU awards (four vesting transactions and four corresponding tax withholding transactions); Ms. Gomez’s late report related to the monthly vesting of four RSU awards (four vesting transactions and four corresponding tax withholding transactions); Mr. Keiser’s late report related to the monthly vesting of four RSU awards (four vesting transactions and four corresponding tax withholding transactions); Mr. McDermott’s late report related to the monthly vesting of four RSU awards (four vesting transactions and four corresponding tax withholding transactions); Mr. Gennaro’s late report related to the monthly vesting of two RSU awards (two vesting transactions and two corresponding tax withholding transactions); Mr. Geschke’s late report related to the monthly vesting of four RSU awards (four vesting transactions and four corresponding tax withholding transactions); Mr. Titterton’s late report related to the monthly vesting of three RSU awards (three vesting transactions and three corresponding tax withholding transactions); Ms. Johnson’s late report related to the monthly vesting of two RSU awards (two vesting transactions and two corresponding tax withholding transactions).”

Except as specifically revised by the information contained herein, this supplement does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This supplement should be read with the Proxy Statement, and, from and after the date of this supplement, any references to the Proxy Statement will be deemed to include the Proxy Statement as supplemented hereby. The Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.proxyvote.com or https://investor.zendesk.com.